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                                                                  EXHIBIT 10(d)

                                 PLAN DOCUMENT
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                           BOATMEN'S BANCSHARES, INC.
                     AMENDED 1982 LONG TERM INCENTIVE PLAN


1.    PURPOSE
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      The purpose of the Amended 1982 Long Term Incentive Plan (the
      "Plan") of Boatmen's Bancshares, Inc. (the "Corporation") is to provide a means by which the Corporation and its subsidiaries shall be able to attract and retain key employees of exceptional ability, to provide such individuals with added incentives to make a maximum contribution of their efforts, initiative and skill toward the goal of greater profitability and to be competitive with other companies as to executive compensation.


2.    ADMINISTRATION
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      The Plan shall be administered by the Compensation Committee (the
      "Committee") composed of three or more directors of the Corporation who are not officers or employees thereof. Members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Corporation (the "Board"). Subject to the express provisions of the Plan, the Committee shall have complete authority to determine the individuals who shall be participants in the Plan and their Salary Grades, to establish for each Performance Period (as hereafter defined) applicable Target Average Annual Earnings Per Share Growth Rates, to select peer groups of the Corporation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to the conduct of the Committee's affairs and to take all other actions, and make all other determinations, necessary or advisable for the administration of the Plan. All actions and determinations by the Committee shall be conclusive.


3.    ELIGIBILITY AND DESIGNATION OF PARTICIPANTS
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      Only those persons who are key employees of the Corporation or its subsidiaries, including but not limited to officers, whether or not they are directors of the Corporation or its subsidiaries, shall be eligible to participate in the Plan. In each successive year until termination of the Plan as provided hereinafter (each, a "Participation Designation Year"), the Committee shall designate certain persons, who meet the eligibility requirements, to participate in the Plan (the "Participants") and shall determine the Salary Grade to which each such Participant belongs. Such designation during a Participation Designation Year shall apply with respect to the three year period beginning with such Participation Designation Year and including the next two successive years after the Participation Designation Year (the "Performance Period"). The


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      designation of Participants shall be at the sole discretion of the
      Committee. Such Participants may, but need not, be the same as those who were designated in any preceding year. As soon as practicable after he or she is designated by the Committee, each Participant shall be given written notice of his or her designation and Salary Grade and a listing of the Corporation's peer group for the applicable
      Performance Period, as selected by the Committee.


4.    CALCULATION OF AWARDS
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      The Committee shall cause awards under the Plan (the "Awards") to be paid after the end of each Performance Period with respect to the Performance Period last ended. Awards shall be paid to all of the Participants (including those who have retired, died or become disabled) designated for such prior Performance Period, with the exception of those Participants whose rights to payment of Awards have been divested pursuant to Section 6 hereof. Each Participant's Award, if any, shall be an amount equal to the Participant's Average Salary (as hereafter defined) for the applicable Performance Period multiplied by the Participant's Payout Factor (as hereafter defined) for such Performance Period.

      The term "Average Salary" means, for each Participant, the sum of such Participant's annual salary at the date of his or her designation of participation and at each of the next two anniversary dates thereof, divided by three; provided, however, that if a Participant was not eligible to participate in the Plan on January 1 of the Participation Designation Year, or if a Participant retires, dies or becomes disabled during the Performance Period, his or her salary for any such partial year or years shall be annualized for purposes of determining such Participant's Average Salary. The term "Payout Factor" means, for each Participant, a percentage factor determined by reference to such Participant's Salary Grade and the percentile rank of the Total Shareholder Return (as hereafter defined) of the Corporation as compared to the Total Shareholder Return of the Corporation's peer group. The Payout Factor, which is determined by reference to Exhibit A attached hereto, is subject to further increase or decrease (but not by more than 20% in either direction) of 1% for each 0.1% that the Corporation's actual average annual earnings per share growth rate for the Performance Period exceeds or is less than the Target Average Annual Earnings Per Share Growth Rate for that Performance Period, as determined by the Committee. The term "Total Shareholder Return" means the change in market value of the common stock of a company, plus dividends thereon, during a Performance Period.

      Notwithstanding the foregoing, if a Participant was not eligible for participation in the Plan on January 1 of the Plan Designation Year in which he or she was designated, or if a Participant retires during a Performance Period, such Participant's Award shall be an amount equal to the Award which he or she would have otherwise received under the Plan multiplied by a fraction, the numerator of which shall be the number of calendar years or portions thereof in the Performance Period during which the Participant was eligible for participation in the Plan and the denominator of which shall be three, all subject, however, to the provisions of Section 9.

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5.    PAYMENT OF AWARDS
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      The Corporation shall make payment of each Award in cash.  Payment shall be made as soon as practicable, but not later than March 31 of the applicable year.


6.    VESTING
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      Upon designation of participation with respect to a Performance
      Period, a Participant's right to payment of an Award in accordance with the provisions hereof shall vest subject to automatic divestiture upon termination during the applicable Performance Period of such Participant's employment by the Corporation or one of its subsidiaries other than for reasons of retirement at or after normal retirement age, disability, death or a Change in Control as specified in Section 9. No change in the duties of a Participant while in the employ of the Corporation or one of its subsidiaries, or any transfer among them, shall constitute termination of employment by the Corporation or its subsidiaries.


7.    NO GUARANTEE OF EMPLOYMENT
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      Nothing in the Plan shall be deemed to create any limitation or restriction on such rights as the Corporation and its subsidiaries otherwise would have to terminate the employment of any person at any time for any reason.


8.    AMENDMENT OR TERMINATION
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      Subject to the provisions of Section 9, the Board, at any time, may terminate the Plan or make such modifications of the Plan as it may deem advisable, except that no such termination or modification shall diminish a Participant's right to an Award to the extent vested under Section 6 hereof.


9.    CHANGE IN CONTROL
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      In the event of a Change in Control of the Corporation (as hereafter defined) during any Performance Period or Periods, each Participant shall be paid, immediately prior to the Change in Control, an amount equal to the Award or Awards that he or she would have been entitled to receive at the end of each of the Performance Period or Periods had such Change in Control not occurred; provided, however, that, for purposes of calculating the Award or Awards payable pursuant to this Section 9, (i) the applicable Payout Factors shall be 60%
      for Salary Grade 75 Participants, 45% for Salary Grade 74-73 Participants, 40% for Salary Grade 72-67 Participants

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      and 30% for Salary Grade 66 Participants, without adjustment in relation to Target Average Annual Per Share Growth Rates, and (ii) each Participant's Average Salary shall be equal to such Participant's annual salary on the date of the Change in Control.

      "Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

         (i) Any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Corporation possessing twenty percent (20%) or more of the voting power for the election of directors of the Corporation;

        (ii) There shall be consummated any consolidation, merger, or other business combination involving the Corporation or the securities of the Corporation in which holders of voting securities of the Corporation immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Corporation (or, if the Corporation does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Corporation (or such other surviving corporation);

       (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director of the Corporation was approved by a vote of at least two-thirds (2/3) of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; or

        (iv) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (on a consolidated basis) to a party which is not controlled by or under common control with the Corporation.


10.   BENEFICIARY
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      Each Participant shall have the right, from time to time, to designate or change the designation of a primary and a contingent beneficiary, or either thereof, to receive on his death the benefit provided herein or, as the case may be, any undistributed balance of any benefit distributable to him pursuant to the provisions hereof. Any such Participant may make such designation only in writing and by filling out and furnishing to the committee such form or forms as the committee may require. In the event that any Participant fails to designate a beneficiary or if no such

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      designated beneficiary is living upon the death of such
      Participant or if for any reason such designation shall be legally ineffective, then, and in any of said events, the amount which would have been paid to a designated living beneficiary shall be paid to the trustee of the Participant's revocable living trust, and if none to the trustee of the Participant's testamentary trust, and if none to the personal representative of the estate of such deceased Participant.

      Upon the death of a beneficiary entitled to the distribution of an amount pursuant to the provisions hereof prior to receipt of all amounts distributable to such beneficiary hereunder, an amount equal to the unpaid balance shall be paid to the trustee of the beneficiary's revocable living trust, and if none to the trustee of the beneficiary's testamentary trust, and if none to the personal representative of the estate of such deceased beneficiary.


11.   EFFECTIVE DATE OF PLAN
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      The Plan shall be effective as of February 9, 1982, as amended as of February 10 and March 10, 1987, January 1, 1992, January 1, 1995, January 30, 1996 and February 12, 1996.


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